Exhibit 99.1
October 27, 2015
GenMark Diagnostics Reports Q3 Financial Results
Third Quarter Revenue of $8.5 Million, Up 34% Versus Prior Year
XT-8 Installed Base Expanded by 25 to 616
European ePlex™ Launch Now Expected in the First Quarter of 2016
External ePlex Studies Recently Commenced at the First Customer Site

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported third quarter 2015 financial results.

Revenue for the third quarter of 2015 was $8.5 million, an increase of 34% over the prior year period. During the quarter, 25 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 616 analyzers within the U.S. market.

Gross profit for the third quarter was $5.1 million, or 60% of revenue, compared with $3.7 million, or 59% of revenue in the same period of 2014.

“We are pleased with the continued strong performance of our XT-8 business and the progress we are making towards the European launch of our ePlex sample-to-answer system in the first quarter of 2016,” said Hany Massarany, President and Chief Executive Officer of GenMark. “We recently commenced external ePlex Alpha studies at the first customer site. We also tested numerous clinical samples on the ePlex system at GenMark and will be presenting results from these studies at The Association of Molecular Pathology Conference in Texas next week,” added Massarany.
Operating expenses for the third quarter of 2015 were $16.2 million compared to $14.0 million in the same period of 2014. The 16% increase was mainly driven by personnel related expenses across the organization as the Company prepares for the upcoming launch of the ePlex system.
Loss per share was $0.27 per share for the third quarter of 2015 compared to a loss of $0.23 per share in the same period of 2014.
The Company ended the quarter with $54.2 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex system.
Business Outlook
For full year 2015, the Company continues to expect revenue in the range of $38 to $40 million and gross margin of 57% to 59%. The Company now expects to place more than 90 XT-8 analyzers for the full year.
The Company will be hosting a conference call to discuss third quarter 2015 results in further detail on Tuesday, October 27, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 62237999 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8TM system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark’s sample-to-answer system, ePlexTM. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	September 30, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$34,212	$36,855
Marketable securities	19,966	33,651
Accounts receivable, net of allowances of $2,702 and $2,702, respectively	4,332	4,889
Inventories	2,714	2,137
Prepaid expenses and other current assets	874	575
Total current assets	62,098	78,107
Property and equipment, net	11,557	11,052
Intangible assets, net	2,470	1,870
Restricted cash	758	758
Other long-term assets	184	183
Total assets	$77,067	$91,970
Current liabilities
Accounts payable	$4,893	$5,126
Accrued compensation	4,885	5,172
Other current liabilities	1,695	1,995
Total current liabilities	11,473	12,293
Long-term liabilities
Deferred rent	1,308	1,445
Long-term debt	9,794	—
Other non-current liabilities	249	208
Total liabilities	22,824	13,946
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 42,445 and 41,859 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	350,124	340,502
Accumulated deficit	(295,887)	(262,472)
Accumulated other comprehensive income	2	(10)
Total stockholders’ equity	54,243	78,024
Total liabilities and stockholders’ equity	$77,067	$91,970

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Product revenue	$8,382	$6,233	$25,944	$20,593
License and other revenue	90	67	281	175
Total revenue	8,472	6,300	26,225	20,768
Cost of revenue	3,352	2,609	10,630	9,300
Gross profit	5,120	3,691	15,595	11,468
Operating expenses
Sales and marketing	3,587	3,159	10,984	9,516
General and administrative	3,061	2,900	10,393	9,051
Research and development	9,589	7,904	27,292	23,297
Total operating expenses	16,237	13,963	48,669	41,864
Loss from operations	(11,117)	(10,272)	(33,074)	(30,396)
Other income (expense)
Interest income	30	45	99	206
Interest expense	(289)	(14)	(607)	(18)
Other income (expense)	(14)	(33)	193	(34)
Total other income (expense)	(273)	(2)	(315)	154
Loss before provision for income taxes	(11,390)	(10,274)	(33,389)	(30,242)
Income tax expense (benefit)	4	(616)	26	(591)
Net loss	$(11,394)	$(9,658)	$(33,415)	$(29,651)
Net loss per share, basic and diluted	$(0.27)	$(0.23)	$(0.79)	$(0.72)
Weighted average number of shares outstanding, basic and diluted	42,312	41,446	42,061	41,273
Other comprehensive loss
Net loss	$(11,394)	$(9,658)	$(33,415)	$(29,651)
Foreign currency translation adjustments	(1)	—	8	—
Net unrealized gains (losses) on marketable securities, net of tax	(4)	(3)	(20)	6
Comprehensive loss	$(11,399)	$(9,661)	$(33,427)	$(29,645)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(33,415)	$(29,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,500	1,870
Amortization of premiums on investments	157	577
Amortization of deferred debt issuance costs	199	—
Gain on sale of investment in preferred stock	(223)	—
Stock-based compensation	7,347	4,478
Non-cash inventory adjustments	567	517
Other non-cash adjustments	9	—
Changes in operating assets and liabilities:
Accounts receivable	557	151
Inventories	(980)	209
Prepaid expenses and other assets	(320)	(691)
Accounts payable	(358)	(318)
Accrued compensation	575	1,757
Other liabilities	(295)	(1,131)
Net cash used in operating activities	(23,680)	(22,232)
Investing activities
Payments for intellectual property licenses	(550)	(350)
Purchases of property and equipment	(2,868)	(3,699)
Purchases of marketable securities	(14,797)	(28,054)
Proceeds from sales of marketable securities	223	7,497
Maturities of marketable securities	28,350	36,250
Net cash provided by investing activities	10,358	11,644
Financing activities
Proceeds from issuance of common stock	427	373
Principal repayment of borrowings	(15)	(51)
Proceeds from borrowings	10,000	—
Costs associated with debt issuance	(718)	—
Proceeds from stock option exercises	986	201
Net cash provided by financing activities	10,680	523
Effect of exchange rate changes on cash	(1)	—
Net decrease in cash and cash equivalents	(2,643)	(10,065)
Cash and cash equivalents at beginning of period	36,855	35,723
Cash and cash equivalents at end of period	$34,212	$25,658
Non-cash investing and financing activities
Transfer of instruments from property and equipment to inventory	$165	$156
Property and equipment costs included in accounts payable	$248	$364
Intellectual property acquisitions included in other current liabilities	$800	$550
Supplemental cash flow disclosures
Cash paid for income taxes, net	$9	$27
Cash received for interest	$256	$783
Cash paid for interest	$607	$18

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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